UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         August 15, 2005

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On August 15, 2005, Hibernia Corporation (“Hibernia”) entered into Service Retention Agreements with six executive officers, including Paul J. Bonitatibus, Marsha M. Gassan and Ron E. Samford, Jr. (the “named executive officers”). The Service Retention Agreements provide that in consideration for the executive officers’ waiver of the “two times” cash severance payment, the income and employment tax gross-up for that payment, the medical and other insurance benefits to be paid and provided under the executive officers’ change of control agreements and the right to designate an accounting firm to calculate the gross-up payments, each named executive officer is eligible to receive a retention payment equal to 100 percent of the cash severance benefit and income and employment tax gross-up that would have been payable to the executive officer under the executive officer’s existing change of control agreement (the “retention payment”) and the medical and insurance benefits to be provided to the executive officer under the executive officer’s change of control agreement (except that the executive must apply for Medicare Part B coverage upon attaining the age at which he or she is eligible, at which time coverage under the Agreement will become secondary), or, a cash payment in lieu thereof, as elected by the executive officer (the “welfare benefit”). The Service Retention Agreements for the other executive officers provide substantially the same benefits, although the retention payment is not 100 percent of the cash severance benefit in each case.

        Payments under the Agreements vest over two years, with some portion vesting on an accelerated basis on consummation of the merger of Hibernia with and into Capital One Financial Corporation or another change of control of Hibernia. If, following a change of control and prior to the applicable vesting date, the executive officer’s employment is terminated by Hibernia’s successor without “cause” or if the executive officer resigns for “good reason” (each as referenced in the Service Retention Agreement) or if the executive officer dies or becomes permanently disabled, the executive officer is vested in the retention payment and the welfare benefit and, in addition, is entitled to the full “two times” cash severance payment to which the officer would have been entitled under the officer’s change of control agreement in the event that the retention payment under the Service Retention Agreement was less. Hibernia may terminate the Service Retention Agreements without the executive officer’s consent at any time prior to a change in control of Hibernia (but only if the merger with Capital One is not completed before the first anniversary of the grant date) and, in such event, the provisions of the change of control agreement that were waived will become reinstated and the waiver would no longer be effective.

        The welfare benefit is taxable at vesting and the company will pay the income and employment taxes on that benefit. After vesting, if the welfare benefit is received in the form of insurance coverage, the coverage will commence at termination of service or permanent disability and, if prior to termination, will commence for the executive’s dependents upon the executive’s death.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2005	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel